UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 10, 2020

REPAY HOLDINGS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-38531	98-1496050
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3 West Paces Ferry Road

Suite 200

Atlanta, GA 30305

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (404) 504-7472

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	RPAY	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement.

Securities Purchase Agreement to Acquire Ventanex

On February 10, 2020, Repay Holdings Corporation (“the Company”), through its indirect majority owned subsidiary Repay Holdings, LLC (together with the Company, “REPAY”), entered into a Securities Purchase Agreement, dated effective as of February 10, 2020 (as amended or supplemented from time to time, the “Purchase Agreement”), with the direct and indirect owners of CDT Technologies, LTD. d/b/a Ventanex (“Ventanex”), pursuant to which REPAY acquired all of the partnership and other ownership interests in Ventanex (the “Acquisition”). Under the terms of the Purchase Agreement, the aggregate consideration paid at closing by REPAY was approximately $36 million in cash. In addition to the closing consideration, the Purchase Agreement contains performance based earnouts based on future results of the acquired business for the 12-month periods ending December 31, 2020 and 2021, which could result in additional payments by REPAY of up to $14 million in cash. The Purchase Agreement contains customary representations, warranties and covenants by REPAY and the direct and indirect owners of Ventanex, as well as a customary post-closing adjustment provision relating to working capital and similar items.

The foregoing description of the Purchase Agreement and the Acquisition does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement, which is filed as Exhibit 2.1 hereto and is incorporated herein by reference.

The Purchase Agreement filed as an exhibit to this report is not intended to provide factual information or other disclosure except for the terms of the Purchase Agreement itself, and you should not rely on them for other than that purpose. In particular, any representations and warranties made by any party in the Purchase Agreement were made solely within the specific context of the Purchase Agreement and do not apply in any other context or at any time other than the date they were made.

The Company will file any financial statements and pro forma financial information required to be filed for Ventanex not later than seventy-one days after February 10, 2020.

First Amendment to Revolving Credit and Term Loan Agreement

On February 10, 2020 (the “Amendment Date”), Hawk Parent Holdings LLC, a subsidiary of the Company, as the borrower (the “Borrower”), and certain other indirect subsidiaries of the Company, as guarantors, entered into a First Amendment (the “Amendment”) to its existing Revolving Credit and Term Loan Agreement dated as July 11, 2019 (as amended, restated, supplemented and/or modified prior to the date hereof and from time to time, the “Credit Agreement”) by and among the Borrower and such other subsidiaries of the Company, the banks and other financial institutions and lenders party thereto, and Truist Bank, as successor by merger to SunTrust Bank, as administrative agent. The Amendment provides for (a) an incremental term loan (the “Incremental Facility”) in an aggregate amount of $46 million which will be used to fund a portion of the consideration paid at closing in connection with the Acquisition, to repay existing revolving loans and to pay fees, costs and expenses arising in connection with any of the foregoing, (b) a delayed draw term loan facility (the “First Amendment DDTL Facility”) in an aggregate amount of up to $60 million, which may be used to finance future acquisitions permitted under the Credit Agreement and to fund earn-out obligations incurred in connection with acquisitions permitted under the Credit Agreement, and (c) an increase in the amount of revolving loans available under the Credit Agreement from $20 million to $30 million. Commencing thirty-one (31) days after the Amendment Date, the Borrower will be required to pay a commitment fee at the rate of 0.50% per annum on the daily amount of the unused First Amendment DDTL Facility. The First Amendment DDTL Facility has an availability period of nine months from the Amendment Date and is subject to the satisfaction of certain conditions set forth in the Credit Agreement. The interest rates applicable to the Incremental Facility and the First Amendment DDTL Facility will be the same as those applicable to existing term loans under the Credit Agreement. The scheduled maturity date for all loans under the Credit Agreement will be the fifth anniversary of the Amendment Date. The Amendment also made certain other amendments to the Credit Agreement, including a modification of the amortization schedule for loans under the Credit Agreement, an increase in the amount of cash permitted to be netted in the calculation of the total net leverage ratio under the Credit Agreement from $20 million to $25 million, and a reset of the maximum total net leverage ratio levels under the Credit Agreement.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 2.01. Completion of Acquisition or Disposition of Assets.

On February 10, 2020, REPAY completed the Acquisition. The information contained in Item 1.01 of this Current Report on Form 8-K concerning the Acquisition is hereby incorporated by reference in this Item 2.01.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 of this Current Report on Form 8-K concerning the Amendment is hereby incorporated by reference in this Item 2.03.

Item 7.01. Regulation FD Disclosure.

On February 10, 2020, the Company issued a press release announcing the Acquisition and the Amendment. A copy of the press release is attached hereto as Exhibit 99.1 and is hereby incorporated by reference in this Item 7.01.

In addition, the Company will be providing supplemental information regarding the Acquisition and Ventanex in a presentation that will be made available on the investor relations section of REPAY’s website. A copy of the presentation is attached hereto as Exhibit 99.2 and is hereby incorporated by reference in this Item 7.01.

As provided in General Instruction B.2 of Form 8-K, the information and exhibits contained in this Item 7.01 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall they be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description

2.1	Securities Purchase Agreement, dated as February 10, 2020, by and among Repay Holdings, LLC and the direct and indirect owners of CDT Technologies, LTD.

10.1	First Amendment to Revolving Credit and Term Loan Agreement, dated as February 10, 2020, by and among Hawk Parent Holdings, LLC, the other borrowers and guarantors party thereto, the banks and other financial institutions and lenders party thereto, and Truist Bank, as administrative agent.

99.1	Press release issued February 10, 2020 by Repay Holdings Corporation.

99.2	Ventanex Acquisition Overview Presentation, dated February 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Repay Holdings Corporation

Dated: February 10, 2020	By:	/s/ Timothy J. Murphy
Timothy J. Murphy
Chief Financial Officer